                                         Series 1996 B Debentures



                      UNDERWRITING AGREEMENT



                                                December 12, 1996

To the Representative Named
on the Signature Page Hereof:

Dear Sirs:

          Subject to the terms and conditions stated or incorporated by reference herein, Consolidated Edison Company of New York, Inc. (the "Company") hereby agrees to sell to the Underwriters named in Schedule I hereto (the "Underwriters") and the Underwriters hereby agree to purchase, severally and not jointly, the principal amount set forth opposite their names in
Schedule I hereto of the securities specified in Schedule II hereto (the "Designated Securities").

          The representative named on the signature page hereof
(the "Representative") represents that the Underwriters have authorized the Representative to enter into this Underwriting
Agreement and to act hereunder on their behalf.

          Except as otherwise provided in Schedule II hereto each of the provisions of the Company's Underwriting Agreement Basic Provisions, dated April 16, 1992, as filed as Exhibit 1(b) to Registration Statement No. 33-47261 (the "Basic Provisions"), is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Unless otherwise defined herein, terms defined in the Basic Provisions are used herein as therein defined.

          Payment for the Designated Securities will be made against delivery thereof to the Representative for the accounts of the respective Underwriters at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto.

          If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the Basic Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

                                 Very truly yours,

                                 CONSOLIDATED EDISON COMPANY
                                   OF NEW YORK, INC.


                                 By: JOAN S. FREILICH
                                     JOAN S. FREILICH
                                     Senior Vice President and
                                        Chief Financial Officer



Confirmed and Accepted as of the date hereof on behalf of itself and each other Underwriter, if any:



Merrill Lynch & Co.
  Merrill Lynch, Pierce, Fenner & Smith Incorporated
By:  Christopher E. Welton
     Attorney-in-fact

                             SCHEDULE I




                                         Principal Amount of
                                        Designated Securities
         Underwriter                        to be Purchased




        Merrill Lynch & Co.
          Merrill Lynch, Pierce, Fenner
            & Smith Incorporated . . .      $150,000,000

              Total. . . . . . . . . . . .  $150,000,000

                           SCHEDULE II


Title of Designated Securities:

     Floating Rate Debentures, Series 1996 B


Aggregate principal amount:

     $150,000,000.


Price to Public:

     Initially 100.00% of the principal amount of the Designated Securities, plus accrued interest, if any, from December 17, 1996 to the date of delivery, thereafter at market prices prevailing at the time of sale or at negotiated prices.


Purchase Price by Underwriters:

     99.75% of the principal amount of the Designated
     Securities, plus accrued interest, if any, from December 17, 1996 to the date of delivery.


Specified funds for, and manner of, payment of purchase price:

     Federal Reserve Bank check or checks payable in immediately available funds to the order of "Consolidated
     Edison Company of New York, Inc."


Indenture:

     Indenture, dated as of December 1, 1990, between the Company and The Chase Manhattan Bank (National Association), as
     Trustee, as amended and supplemented by the First
     Supplemental Indenture, dated as of March 6, 1996, between the Company and The Chase Manhattan Bank (National
     Association), as Trustee.


Maturity:

     December 15, 2001.

Interest Rate:

     As set forth in the prospectus supplement, dated
     December 12, 1996, for the Designated Securities (the
     "Prospectus Supplement") to the prospectus, dated
     December 8, 1995 (the "Prospectus"), filed with the
     Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, as part of the Company's Registration Statement on Form S-3 (No. 33-64657; declared effective by the SEC on December 8, 1995).

Interest Payment Dates:

     As set forth in the Prospectus Supplement.


Redemption Provisions:

     As set forth in the Prospectus Supplement.

Sinking Fund Provisions:

     None.


Time of Delivery:

     10:00 a.m., on December 17, 1996.


Closing Location:

     Room 1810-S at the Company, 4 Irving Place, New York, NY
     10003.

Information furnished by or on behalf of the Underwriters for use in the Prospectus for the Designated Securities:

     1. The paragraph regarding stabilization on page 2 of the Prospectus.

     2. The final paragraph of the front cover of the Prospectus Supplement.

     3.   The second and third paragraphs of the section entitled
          "Underwriting" on page S-5 of the Prospectus
           Supplement.

Address of Representative:

Merrill Lynch & Co.
  Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center
North Tower - 29th Floor
New York, New York 10281-1309
Attention: John Thorndike

Captions in the Prospectus referred to in Section 6(c)(xi) of the Basic Provisions:

     Description of Securities
     Description of Debentures


Modifications of Basic Provisions:

     1. Delete Section 3 of the Basic Provisions in its entirety and substitute the following:

          "One or more Global Securities (as defined in the Indenture specified in the Underwriting agreement) for the Designated Securities in the aggregate principal amount of the Designated Securities shall be registered in the name of Cede & Co. and delivered to The Depository Trust Company with instructions to credit the Designated Securities to the account of, or as otherwise instructed by, the Representative against payment by the Representative of the purchase price therefor in the amount, the funds and manner specified in the Underwriting Agreement, at the place, time and date specified in the Underwriting Agreement or at such other place, time and date as the Representative and the Company may agree in writing, said time and date being herein referred to as the "Time of Delivery" for said Designated Securities.

     2. Delete Section 6(c)(ii) of the Basic Provisions in its entirety and substitute the following:

          "(ii) The Company has authorized equity capitalization as set forth, or incorporated by reference, in the Prospectus;"

     3. In Sections 1(g) and 6(c)(iii) of the Basic Provisions, insert "law or" immediately before the phrase
          "principles of public policy."

     4.   In Section 6(f) of the Basic Provisions, substitute
          "Fitch Investor Services" for "Duff and Phelps Inc."

     5.   In Section 7(a) of the Basic Provisions, insert
          "promptly as such expenses are incurred" immediately before the phrase "; provided, however,".

     6. In Section 7(d) of the Basic Provisions, add at the end: "The foregoing provisions regarding contribution shall apply except as otherwise required by applicable law."

     7.   Add as new Section 1(n) of the Basic Provisions:

          "The Company does not have sufficient information to make a determination that, for the twelve month period ended December 12, 1996, there was any decrease, as compared with the corresponding prior period, in operating revenues less fuel, purchased power and gas purchased for resale."

     8.   Delete clause (iii)(D) of Annex I of the Basic
          Provisions.


Other:

     None.